Exhibit 10.40

December 8, 2005

U. S. Stock Transfer Corporation 17645 Gardena Avenue, Suite 200
Glendale, CA 91204

Attention:        Bridget Barela
                  Assistant Vice President

                  Re: Indemnity to Cover Reissue of Lost Certificates
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Ladies and Gentlemen:

I, the duly appointed and acting Secretary of INDEMNITOR certify that I have been expressly authorized to execute this INDEMNITY pursuant to a resolution of the Board of Directors of Temecula Valley Bancorp Inc., a California corporation ("INDEMNITOR"); INDEMNITOR agrees to indemnify, defend, and hold U. S. STOCK TRANSFER CORPORATION ("INDEMNITEE") harmless against and from any and all claims, demands, losses, costs, expenses, obligations, actions, liabilities or damages, including interest and attorneys' fees INDEMNITEE may incur or suffer, which arise, result from, or relate to INDEMNITOR'S authorizing INDEMNITEE to proceed with the issuance of a new certificate or certificates without indemnity bond with respect to two allegedly lost common stock certificate as follows: 1) Certificate No. TVB5824 for 5344 shares registered in the name of Steven W. Aichle, Inc. Profit Sharing Plan; and 2) Certificate No. TVB5823 for 66900 shares registered in the name of Steven W. Aichle & Colleen A. Aichle, Trustees of the Aichle 1996 Family Trust. Please mail the newly issued certificate(s) directly to Mr. Aichle.

INDEMNITEE must give INDEMNITOR written notice of the claim or threatened claim which is indemnified hereby within then (10) business days after receipt of a claim or threat of such a claim or an offer or proposal to settle an indemnified claim. INDEMNITOR agrees to promptly pay any claim or settlement thereof of which it got notice from INDEMNITEE, or any ensuing judgment thereon, together with all legal expenses connected with any indemnification claim and the defense or resolution thereof.


TEMECULA VALLEY BANCORP INC.

/s/ Donald A. Pitcher
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Donald A. Pitcher, Secretary